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                                                                    Exhibit 3.68

                          CERTIFICATE OF INCORPORATION

                                       OF

                    SILVER KING BROADCASTING OF DALLAS, INC.

                  FIRST. The name of the corporation is SILVER KING BROADCASTING OF DALLAS, INC.

                  SECOND. Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The registered agent in charge thereof is The Corporation Trust Company.

                  THIRD. The purpose or purposes of the corporation are as follows:

                  (a) To engage in the business of transmitting, receiving, relaying and/or distributing radio and/or television broadcasts, pictures, sounds, signals, and messages of all kinds by means of waves, radiation, wire, cable, radio, light or other means of communication of any type, kind or nature;

                  (b) To purchase or otherwise acquire (for cash, notes, stock or bonds of this corporation or otherwise) assets used or useful in the aforesaid business, and to undertake or assume the whole or any part of any obligations and/or liabilities attendant thereto;

                  (c) In general, to carry on any other business in connection with the foregoing; and

                  (d) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

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                  FOURTH. The amount of the total authorized capital stock of this corporation shall be one thousand (1,000) shares of voting common stock, with a par value of one cent ($0.01) per share.

                  FIFTH. The name and mailing address of incorporator is as follows:

                  Sheryl P. Lepisto
                  1255 Twenty-Third Street, N.W.
                  Suite 500
                  Washington, D.C. 20037

                  SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation shall have the following powers:

                  (a) To adopt, and to alter or amend the Bylaws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens (without limit as to the amount) upon the property of this corporation, and

                  (b) With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, all or substantially all of the property of this corporation.

                  SEVENTH. The shareholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation within or outside the State of Delaware and at such place or places as may be from time to time designated by the Bylaws or by resolution of the shareholders or directors, except as otherwise required by the laws of the State of Delaware.

                  EIGHTH. The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this

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Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

                  NINTH. No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director unless it shall ultimately be determined in a civil or criminal action, suit or proceeding that the director: (i) breached his duty of loyalty to the corporation or its stockholders; (ii) committed acts or omissions which were not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) committed a breach of Section 174 of the General Corporation Law of the State of Delaware, or (iv) derived improper personal benefit in any corporate transaction. The corporation shall have the power to indemnify its officers, directors, employees and agents, and such other persons as may be designated as set forth in the Bylaws, to the full extent permitted by the laws of the State of Delaware.

                  TENTH. The corporation shall have perpetual existence

                  The undersigned, Sheryl P. Lepisto, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set her hand and seal.

                                       /s/ Sheryl P. Lepisto
                                       ________________________________________
                                       Sheryl P. Lepisto


Dated:  August 20, 1986

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                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                        CELA, INC., A TEXAS CORPORATION,
                                      INTO
                    SILVER KING BROADCASTING OF DALLAS, INC.,
                             A DELAWARE CORPORATION

                         (PURSUANT TO SECTION 253 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)

                  Silver King Broadcasting of Dallas, Inc. (the "Corporation"), a corporation incorporated on the 21st day of August, 1986, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify that the Corporation owns all of the capital stock of Cela, Inc. ("Cela"), a corporation incorporated under the laws of the State of Texas, and that the Corporation, by a resolution of its Board of Directors duly adopted by Unanimous Written Consent dated December 29th, 1987, determined to and did merge into itself Cela which resolutions are in the following words, to wit:

                           "WHEREAS, this Corporation lawfully owns all the
                  outstanding stock of Cela, Inc., a corporation organized and existing under the laws of Texas, and

                           WHEREAS, the Corporation desires to merge into itself
                  and to be possessed of all the estate, property, rights, privileges and franchises of Cela, Inc.

                           NOW, THEREFORE, BE IT RESOLVED, that the Corporation
                  merge into itself, and it does hereby merge into itself Cela, Inc., and assumes all of its liabilities and obligations; and

                           FURTHER RESOLVED, that the officers of the
                  Corporation, acting singly, for and on behalf of the Corporation, be and hereby are authorized to make and execute a Certificate or Ownership setting forth a copy of the resolution, to merge Cela, Inc., and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in


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                  the office of the Recorder of Deeds of New Castle County; and

                           FURTHER RESOLVED, that the officers of this
                  Corporation be and hereby are authorized to execute and deliver Articles of Merger to the Secretary of State of Texas merging Cela, Inc., into this Corporation; and

                           FURTHER RESOLVED, that the officers of this
                  Corporation, acting singly, for and on behalf of the Corporation, be and hereby are authorized to execute any and all documents and perform any and all acts that they, in their sole discretion, deem necessary or appropriate to effect the foregoing resolutions"

                  IN WITNESS WHEREOF, this Corporation has caused this certificate to be signed by its President and attested by its Secretary, and its corporate seal to be hereto affixed, the day of December, 1987


                                       SILVER KING BROADCASTING OF
                                       DALLAS, INC.


                                       By:/s/ James J. Flynn
                                          _____________________________________
                                          James J. Flynn, President
  [SEAL]


Attest:

/s/ Nando DiFillipo
__________________________________
Nando DiFillipo, Jr., Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    SILVER KING BROADCASTING OF DALLAS, INC.


                  SILVER KING BROADCASTING OF DALLAS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                              DOES HEREBY CERTIFY:

                  FIRST: That by Unanimous Written Consent, the Board of Directors of SILVER KING BROADCASTING OF DALLAS, INC. (the "Corporation") duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and directed that the amendment be submitted to a vote of the sole Shareholder. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that paragraph One of the Certificate of Incorporation shall be amended in its entirety and restated as follows:

                           '1. The name of the corporation is HSN BROADCASTING
                  OF DALLAS, INC.'"

                  SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the sole Shareholder of the Corporation by Written Consent waived any and all notice and adopted a resolution in favor of the amendment.

                  THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.


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                  IN WITNESS WHEREOF, the Corporation has caused this
Certificate to be signed by James J. Flynn, its President, and Nando DiFilippo, Jr., its Secretary, this 31st day of May, 1989.



                                       SILVER KING BROADCASTING
                                       OF DALLAS, INC.

                                       By:/s/ James J. Flynn
                                          _________________________________
                                            James J. Flynn, President

Attest:

/s/ Nando DiFillipo
____________________________________
Nando DiFillipo, Jr., Secretary
[SEAL]

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                    SILVER KING BROADCASTING OF DALLAS, INC.

                                      *****

      Silver King Broadcasting of Dallas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                              DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Company, and directed that the amendment be submitted to a vote of the sole shareholder. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that paragraph one of the Certificate of Incorporation be amended in its entirety and restated as follows: FIRST: The name of the corporation is USA Station Group of Dallas, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the sole shareholder of the Company by unanimous written consent adopted a resolution in favor of the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

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THIRD:      That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said Silver King Broadcasting of Dallas, Inc. has caused this certificate to be signed by H. Steven Holtzman, its Assistant Secretary, this 20th day of February, 1998.

                    Silver King Broadcasting of Dallas, Inc.

                       By: /s/ H. Steven Holtzman
                           ______________________________________
                           H. Steven Holtzman
                           Secretary